FIRST AMENDMENT TO AGREEMENT

This First Amendment (the "AMENDMENT") to that certain Agreement entered into on the 7 day of May 2006 by and between TRACEGUARD TECHNOLOGIES LTD. (the
"COMPANY") a company registered in Israel, having its principal place of business at6 Ravnitzky Street, Segula Industrial Park, Petach Tikva, Israel and DR. EHUD GANANI of ______, _____________ ("DR. GANANI") is made effective as of the 6th day of July 2006 (the "EFFECTIVE DATE").


      WHEREAS, Company and Dr. Ganani are parties to that certain Agreement dated May 7, 2006 (the "Agreement"), pursuant to which Company engaged Dr. Ganani as the Chief Executive Officer and the Chairman of the Board of Directors of the Company as more fully described under the Agreement; and

      WHEREAS, pursuant to Section 3.5.1 of the Agreement, Company undertook to grant to Dr. Ganani options to purchase up to an aggregate of nine hundred ninety thousand (990,000) shares of Common Stock of TraceGuard Technologies, Inc. ("TG US"), par value US$ 0.001 each (the "UNCONDITIONAL OPTIONS"); and

      WHEREAS, the parties agreed that Consultant will be granted five hundred and fifty thousand (550,000) Restricted Stock Units ("RSUS") in lieu of those certain Unconditional Options specified above, subject to the terms and conditions set forth herein; and

      WHEREAS, the Parties agreed to amend the Agreement, all as set forth hereinbelow;


NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

2. The first paragraph of Section 3.5 of the Agreement shall be replaced by the following:

            "GRANT OF SECURITIES
            --------------------

            In addition, Company will grant Dr. Ganani Restricted Stock Units ("RSUS") and/or options for the purchase of shares of Common Stock of TG US (as defined below) par value US$ 0.001 each ("SHARES"), as follows:"

3.    Section 3.5.1 of the Agreement shall be replaced by the following:

            "Company will grant Dr. Ganani 550,000 (Five Hundred and Fifty Thousand RSUs of the Company, subject to the terms and conditions of the Company's 2006 Global Stock Incentive Compensation Plan (the "PLAN") as set forth in Section 3.5.5 below".

4. The words "the Unconditional Options" under Section 3.5.4 shall be deleted.

5. Sections 3.5.5 and 3.6 of the Agreement shall be replaced by the following:

            "3.5.5 The Options and RSUs, as applicable,  shall be granted to Dr.
            Ganani  in  accordance  with  the  following   principle  terms  and
            conditions:


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            (I)   Vesting.  All RSUs shall vest in accordance with the terms and conditions of the Plan, and unless expressly stated otherwise herein all Options granted to Dr. Ganani under this Agreement shall vest immediately upon their grant to Dr. Ganani.

            (II) Exercise Price. (i) No purchase price shall be payable by Dr. Ganani to the Company with respect to the grant of RSUs; (ii) Each Option shall be exercisable to one share of Common Stock of the Company, par value $0.001, against a payment of seventy cents (US$ 0.70).

            (III) Term of Options.  All  Options,  if and to the extent  granted according to this Section, shall be in effect for a period of three (3) years commencing on the date of their grant and shall expire immediately thereafter.

            (IV) Tax. All RSUs granted to Dr. Ganani will be granted in accordance with Section 102 of Israeli Internal Revenue Ordinance ("SECTION 102") under the capital gains tax track with a trustee, subject to the requirements and conditions of
                  Section 102; All Options granted to Consultant shall be granted under Section 3(i) of Israeli Internal Revenue Ordinance unless agreed otherwise between the parties and subject to applicable law.

            3.6 General. All RSUs granted to Dr. Ganani shall be subject to the terms and conditions of the Plan, as will be approved by the Company, at its sole discretion. All Options granted to Consultant shall be in accordance with the terms and conditions of a Grant Letter substantially in the form
                  attached   hereto  as  EXHIBIT  B.  At  the  first   ---------
                  anniversary of this Agreement (i.e, 1st day of February, 2007), the Fee, the Special Bonus Fee and the Annual Fee will be automatically increased by ten percent (10%). At any anniversary of this Agreement thereafter, if the term of this Agreement is extended by the Parties, annual reviews shall be performed by the Company on a yearly basis at its sole discretion."


6. The words "Options" under Sections 3.8, 3.9 and 7.3 shall be replaced by the words "Options and RSUs".

7. Other than as amended and supplemented herein, the provisions of the Agreement and its exhibits shall remain in full force and effect, insofar as they do not contradict the terms of this Amendment.


IN WITNESS WHEREOF, the parties have hereunto subscribed their names:

---------------------------                   ----------------------------
TraceGuard Technologies Ltd.                  Dr.  Ehud Ganani
By: ____________________
Title: ___________________


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